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                                                                    Exhibit 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statement Nos. 33-72000 and 33-93014 of Leasing Solutions, Inc. and subsidiaries on Form S-8, of our reports dated January 22, 1997 included in this Annual Report on Form 10-K of Leasing Solutions, Inc. and subsidiary for the year ended December 31, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Leasing Solutions, Inc., listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE  LLP

San Jose, California
March 28, 1997